SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2002

SYSTEMONE TECHNOLOGIES INC.
(Exact name of Company as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation)

000-21325	65-0226813
(Commission File Number)	(I.R.S. Employer Identification No.)

8305 N.W. 27th Street, Suite 107 Miami, Florida	33122
(Address of principal executive offices)	(Zip Code)

(305) 593-8015
(Company’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Exhibit Index at Page 3

Page 1 of 4 Pages

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
EXHIBIT INDEX
SIGNATURES
Exchange Agreement dated December 9, 2002
Form of 8.25% Subordinated Convertible Note (PCP)
Form of 8.25% Subordinated Convertible Note (PIK)
Form of Warrant for the Puchase of Shares
Form of Promissory Note dated December 9, 2002
Waiver Agreement dated December 9, 2002
Letter Agreement
Fifth Amendment to Loan Agreement
Third Agreement to Security Agreement
Letter Agreement dated December 9, 2002

Item 5.          Other Events.

On December 9, 2002, SystemOne Technologies Inc. (the “Company”) completed a restructuring of its subordinated debt. As a result of the restructuring, the maturity of the current portion of the Company’s indebtedness in an aggregate amount of approximately $26 Million was extended to December 31, 2005. In the restructuring, the Company issued its:

•        (i) 8.25% Subordinated Convertible Notes due December 31, 2005 in an aggregate principal amount of $11,054,283.77 which provide that interest when due may be added at the Company’s option to the principal amount of such notes through December 31, 2002 and thereafter shall be paid in cash and (ii) 8.25% Subordinated Convertible Notes due December 31, 2005 in an aggregate principal amount of $11,054,283.77 which provide that interest when due may be added to the principal amount for the life of such notes, and (iii) Warrants for the purchase of an aggregate of 750,000 shares of Common Stock at an exercise price of $.01 per share expiring on December 31, 2005; in exchange for all of the Company’s currently outstanding 8.25% Subordinated Convertible Notes due February 23, 2003 in an aggregate principal amount (inclusive of capitalized interest) of $22,108,567.54; and

•        10% Promissory Notes due December 31, 2005 in an aggregate principal amount of $4,418,373 in exchange for all of the Company’s currently outstanding 16% Promissory Notes due November 30, 2002 in an equal principal amount (inclusive of capitalized interest).

Also in connection with the exchange:

•        the Company issued to the holders of its currently outstanding shares of Series D Preferred Stock and Warrants to purchase an aggregate of 1,514,286 shares of the Company’s Common Stock, Warrants for the purchase of an aggregate of 250,000 shares of Common Stock at an exercise price of $.01 per share expiring on December 31, 2005 in exchange for the waiver of such holders’ antidilution rights which would otherwise have been triggered by the issuance of the warrants as a part of the exchange;

•        the Company granted registration rights for the shares of the Company’s common stock underlying the warrants issued pursuant to the Waiver Agreement; and

•        the mandatory redemption date of the Company’s outstanding shares of Series B, C and D Preferred Stock was extended from May 17, 2004 to the earlier to occur of (i) the 90th day after the date that all of the 8.25% Promissory Notes due December 31, 2005 shall have been repaid in full and (ii) March 31, 2006, but in no event prior to May 17, 2004.

Page 2 of 4 Pages

Item 7.          Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-B and are filed herewith unless otherwise noted.

EXHIBIT INDEX

4.1        Exchange Agreement dated as of December 9, 2002 between the Company and the Holders party thereto.

4.2        Form of 8.25% Subordinated Convertible Note due December 31, 2005 dated as of December 9, 2002 (partial cash pay).

4.3        Form of 8.25% Subordinated Convertible Note due December 31, 2005 dated as of December 9, 2002 (PIK pay).

4.4        Form of Warrant for the Purchase of Shares of Common Stock at an exercise price of $.01 per share dated as of December 9, 2002.

4.5        Form of Promissory Note dated as of December 9, 2002.

4.6        Waiver Agreement dated as of December 9, 2002, by and among the Company, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P.

4.7        Letter Agreement dated December 9, 2002, by and among the Company, Hanseatic Americas LDC, Environmental Opportunities Fund, L.P., Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P.

10.1      Fifth Amendment to Loan Agreement, dated as of December 9, 2002, by and among the Company, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P.

10.2      Third Amendment to Security Agreement, dated as of December 9, 2002, by and among the Company, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P.

10.3      Letter Agreement dated December 9, 2002, by and among the Company, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANSUR INDUSTRIES INC.

Date: December 11, 2002	By:	/s/ Paul I. Mansur

Paul I. Mansur
Chief Executive Officer

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